Exhibit 99



                                                     February 14, 2003


Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

     The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the "Report) accompanying this letter.

     Gregory M. Evans, the Chief Executive Officer and Henry J. Salvo, Jr., the Chief Financial Officer of The Robert Mondavi Corporation, each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Robert Mondavi Corporation.


                                            /s/ GREGORY M. EVANS
                                            ------------------------------------
                                            Gregory M. Evans
                                            Chief Executive Officer


                                            /s/ HENRY J. SALVO, JR.
                                            ------------------------------------
                                            Henry J. Salvo, Jr.
                                            Chief Financial Officer